  ALPHA TECHNOLOGIES SERVICES, INC.    CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2017 AND 2016

  CONTENTS   INDEPENDENT AUDITORS' REPORT 1      FINANCIAL STATEMENTS   Consolidated balance sheet  3  Consolidated statement of income and comprehensive income  4  Consolidated statement of stockholder's equity and comprehensive income  5  Consolidated statement of cash flows  6  Notes to consolidated financial statements  7‐22

                     April 27, 2018    To the Stockholder  Alpha Technologies Services, Inc.  Bellingham, Washington     Independent Auditors' Report  We have audited the accompanying consolidated financial statements of Alpha Technologies Services, Inc.,  which comprise the consolidated balance sheet as of December 31, 2017 and 2016, and the related  consolidated statements of income and comprehensive income, stockholder's equity and comprehensive  income and cash flows for the years then ended, and the related notes to the consolidated financial  statements.  Management's Responsibility for the Financial Statements    Management is responsible for the preparation and fair presentation of these consolidated financial  statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair   presentation of consolidated financial statements that are free from material misstatement, whether due to  fraud or error.    Auditor's Responsibility  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We did not audit the financial statements of Alpha Innovations Indústria E Comércio De Produtos  Electrônicos Ltda., a wholly owned subsidiary, which statements reflect total assets of $4,721,441 and  $3,530,968 as of December 31, 2017 and 2016, respectively, and total revenues of $6,141,251 and $5,012,956,  respectively, for the years then ended. Those statements were audited by other auditors, whose reports have  been furnished to us, and our opinion, insofar as it relates to the amounts included for Alpha Innovations  Indústria E Comércio De Produtos Electrônicos Ltda., is based solely on the report of the other auditors. We  conducted our audits in accordance with auditing standards generally accepted in the United States of  America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.    An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the  consolidated financial statements. The procedures selected depend on the auditor's judgment, including the  assessment of the risks of material misstatement of the consolidated financial statements, whether due to  fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's  preparation and fair presentation of the consolidated financial statements in order to design audit procedures  that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes   evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting  estimates made by management, as well as evaluating the overall presentation of the consolidated financial  statements.                                                            Berntson Porter & Company, PLLC                                                   11100 NE 8th St Ste 400  —  Bellevue, WA  98004      www.bpcpa.com                                    voice: 425.454.7990      fax: 425.454.7742      toll free: 800.876.6931

Alpha Technologies Services, Inc. Page 2 We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpha Technologies Services, Inc. as of December 31, 2017 and 2016 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Other Auditors' Report on the Financial Statement of Alpha Innovations Indústria E Comércio De Produtos Electrônicos Ltda. The opinion of the other auditors on the 2017 and 2016 financial statements of Alpha Innovations Indústria E Comércio De Produtos Electrônicos Ltda. was qualified because Alpha Innovations Indústria E Comércio De Produtos Electrônicos Ltda. has excluded the calculation of transfer pricing for transactions with foreign related parties, the evaluation of tax, labor and social security processes from previous years, and the compensation of management personnel by the company. However, in our opinion, the effects of excluding such matters are not material in relation to the consolidated financial statements. Accordingly, our opinion on the consolidated financial statements is not modified with respect to these matters. Berntson Porter & Company, PLLC Certified Public Accountants

Alpha Technologies Services, Inc. Consolidated Balance Sheet ASSETS December 31, 2017 2016 CURRENT ASSETS Cash $        1,873,864 $        2,083,156 Receivables, net         59,281,885 49,074,797 Unbilled receivables            5,112,715            6,034,551 Inventory, net         14,692,147 11,156,971 Income tax deposits               535,760 155,567 Prepaid expenses and other current assets            3,752,711 3,524,120 TOTAL CURRENT ASSETS         85,249,082         72,029,162 PROPERTY AND EQUIPMENT, net            7,091,464 5,858,479 INVESTMENTS            2,195,731            1,018,134 INTANGIBLE ASSETS, net               136,356 ‐  GOODWILL, net            8,324,387            9,938,345 DEFERRED FEDERAL INCOME TAXES               367,000 906,000 TOTAL ASSETS $    103,364,020 $      89,750,120 LIABILITIES AND STOCKHOLDER'S EQUITY CURRENT LIABILITIES Checks issued in excess of bank balance $            950,032 $            600,270 Line of credit               771,819 8,104,499 Accounts payable         40,046,544 33,955,757 Accrued payroll and related liabilities            3,697,152 3,114,288 Business taxes payable and other current liabilities         21,142,664         14,009,944 Income taxes payable               203,529               670,007 Provision for losses on contracts in progress                 23,760               158,174 Deferred revenue            2,435,982            2,288,047 Warranty provision               881,067               947,568 Current portion of long‐term debt            2,316,263 ‐  Current portion of notes payable to related parties            2,325,167 ‐  Current portion of deferred rent                 71,731                 64,972 TOTAL CURRENT LIABILITIES         74,865,710         63,913,526 LONG‐TERM DEBT, less current portion               399,701 ‐  NOTES PAYABLE TO RELATED PARTIES, less current portion         13,889,980         14,211,491 DEFFERED RENT, less current portion               101,288 173,376 TOTAL LIABILITIES         89,256,679         78,298,393 STOCKHOLDER'S EQUITY         14,107,341         11,451,727 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY $    103,364,020 $      89,750,120 The accompanying notes are an integral part of these financial statements.  3

Alpha Technologies Services, Inc. Consolidated Statement of Income and Comprehensive Income

Years Ended December 31,	2017		2016	
Revenue, net	$ 271,453,012	100.0 %	$ 301,224,523	100.0 %
Cost of revenue	188,794,479	69.5	221,601,549	73.6
GROSS PROFIT	82,658,533	30.5	79,622,974	26.4
Operating expenses				
Personnel	40,114,320	14.8	36,397,499	12.1
Management fees	22,450,865	8.3	17,071,708	5.7
Other general and administrative	10,077,480	3.7	15,506,812	5.1
Depreciation and amortization	2,506,300	0.9	2,410,245	0.8
Rent	1,549,504	0.6	1,719,857	0.6
Legal and audit	755,807	0.3	673,689	0.2
Bad debt, net of recoveries	98,909	0.0	686,857	0.2
Total operating expenses	77,553,185	28.6	74,466,667	24.7
INCOME FROM OPERATIONS	5,105,348	1.9	5,156,307	1.7
Other income (expense)				
Foreign currency transaction gain	408,660	0.2	555,556	0.2
Other income	383,564	0.1	470,954	0.2
Gain on disposal of property and equipment	44,443	0.0	5,764	0.0
Interest income	27,933	0.0	77,189	0.0
Other expense	(206,668)	(0.1)	(602,804)	(0.2)
Interest expense	(1,209,929)	(0.4)	(851,240)	(0.3)
Loss on business combinations	-	-	(2,571,841)	(0.9)
Total other income (expense), net	(551,997)	(0.2)	(2,916,422)	(1.0)
INCOME BEFORE TAXES	4,553,351	1.7	2,239,885	0.7
Income tax expense (benefit)				
Current	1,487,890	0.5	2,035,162	0.7
Deferred	539,000	0.2	(220,000)	(0.1)
Total income tax expense (benefit), net	2,026,890	0.7	1,815,162	0.6
NET INCOME	2,526,461	1.0	424,723	0.1
Net loss attributable to non-controlling interest	-	-	150,721	0.1
NET INCOME ATTRIBUTABLE TO ALPHA TECHNOLOGIES SERVICES, INC.	$ 2,526,461	1.0 %	$ 575,444	0.2 %
Other comprehensive income (loss)				
Foreign currency translation income (loss)	129,153		(398,769)	
TOTAL COMPREHENSIVE INCOME	$ 2,655,614		$ 176,675	

The accompanying notes are an integral part of these financial statements.

4

Alpha Technologies Services, Inc. Consolidated Statement of Stockholder's Equity and Comprehensive Income

	Common stock * Number of shares issued & outstanding	Common stock * Amount	Retained earnings	Accumulated other comprehensive income (loss)	Total Alpha Technologies Services, Inc. equity	Non-controlling interest	Total
Balance at January 1, 2016	1,000	$ 1,000	$ 11,174,064	$ 99,988	$ 11,275,052	$ (290,515)	$ 10,984,537
Net income (loss)	-	-	575,444	-	575,444	(150,721)	424,723
Foreign currency translation loss	-	-	-	(398,769)	(398,769)	-	(398,769)
Acquisition of stock in NavSemi Energy Pte. Ltd. (Note 20)	-	-	-	-	-	441,236	441,236
Balance at December 31, 2016	**1,000**	**1,000**	**11,749,508**	**(298,781)**	**11,451,727**	**-**	**11,451,727**
Net income	-	-	2,526,461	-	2,526,461	-	2,526,461
Foreign currency translation gain	-	-	-	129,153	129,153	-	129,153
Balance at December 31, 2017	**1,000**	**$ 1,000**	**$ 14,275,969**	**$ (169,628)**	**$ 14,107,341**	**$ -**	**$ 14,107,341**

* Authorized 50,000 shares, no par value.

The accompanying notes are an integral part of these financial statements.

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Alpha Technologies Services, Inc. Consolidated Statement of Cash Flows Years Ended December 31, 2017 2016 CASH FLOW FROM OPERATING ACTIVITIES Net income $      2,526,461 $         424,723 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization         2,506,300         2,410,245 Loss on business combinations                          ‐         2,571,841 Gain on disposal of property and equipment             (44,443)                (5,764) Deferred federal income taxes             539,000           (220,000) Deferred rent             (65,329)             (58,516) Allowance for doubtful accounts             (32,191)             523,925 Allowance for inventory obsolescence           (293,501)           (109,499) (Increase) decrease in: Receivables      (10,174,897)        (6,541,104) Unbilled receivables             921,836        (3,462,432) Inventory        (3,241,675)         6,950,137 Income tax deposits           (380,193)             786,203 Prepaid expenses and other current assets           (224,427)         1,196,470 Increase (decrease) in: Accounts payable       10,633,842         3,135,203 Accrued payroll and related liabilities             582,864             691,248 Business taxes payable and other current liabilities         7,132,720           (901,319) Income taxes payable           (466,478)             670,007 Provision for losses on contracts in progress           (134,414)        (1,167,511) Deferred revenue             147,935      (21,650,420) Warranty provision             (66,501)             104,842 Net cash provided by (used in) operating activities         9,866,909      (14,651,721) CASH FLOW FROM INVESTING ACTIVITIES Purchase of property and equipment        (2,116,945)           (351,488) Investment in corporation        (1,182,421)                          ‐ Purchase of non‐compete agreement           (144,078)                          ‐ Proceeds from the disposal of property and equipment               44,443             160,589 Net liabilities assumed through business combinations                          ‐        (1,703,993) Net cash used in investing activities        (3,399,001)        (1,894,892) CASH FLOW FROM FINANCING ACTIVITIES Net borrowings (repayments) on line of credit        (7,332,680)         3,255,585 Proceeds from issuance of notes payable to related parties         2,003,656             545,053 Principal payments on long‐term debt        (1,827,091)                          ‐ Checks issued in excess of bank balance             349,762             600,270 Net cash provided by (used in) financing activities        (6,806,353)         4,400,908 Foreign currency translation adjustment             129,153           (398,769) NET CHANGE IN CASH           (209,292)      (12,544,474) CASH AT BEGINNING OF YEAR         2,083,156       14,627,630 CASH AT END OF YEAR $      1,873,864 $      2,083,156 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Accounts payable converted to long‐term debt $      4,543,055 $                      ‐ Cash paid during the year for income taxes $      2,334,561 $         578,952 Cash paid during the year for interest $      1,130,872 $         969,323 Assignment of note payable to related party $                      ‐ $         108,862 The accompanying notes are an integral part of these financial statements.  6

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   Note 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES OPERATIONS Alpha  Technologies  Services,  Inc.  specializes  in  offering  engineering,  furnishing  and  installation  (EF&I), preventative maintenance, and equipment repair/refurbishment services as well as battery  distribution  to  its  customers.  Alpha  Energy  is  a  division  of  the  company.  Alpha  Energy  is  an  integrator  of  Photovoltaic  and  other  distributed  generation  power systems for residential, small  commercial and institutional applications. Alpha Energy may also construct solar power systems for  the future sale of alternative energy to customers.  Outback Power Technologies, Inc. develops power conversion solutions that provide reliable electric  power for renewable energy, backup and mobile applications.  Alpha Alternative Energy, Inc. provides engineering, procurement, and construction (EPC) as well as  operations  and  maintenance  (O&M)  services  to  developers  and  operators  of  photovoltaic  (PV)  power generation systems.  Coppervale  Enterprises,  Inc.  provides  energy‐related  business  intelligence,  delivered  through  financial, energy and environmental auditing and analytics. The work is performed under contracts  with a fixed price or cost plus a profit sharing fee with a guaranteed maximum.  Alpha Broadband Services, Inc. is a customer service organization that was created to provide on‐ site  power  services  including  power  system  installation,  preventative  maintenance  and  technical  support to customers.  NavSemi Energy Pte. Ltd. develops off‐grid and grid‐interactive power solutions for a more efficient  transfer of energy from solar power sources and provides first‐in‐kind solutions for expanding solar  capabilities.   Alpha  Technologies  Pty.  Ltd.  provides  end  to  end  sales,  service and support to customers for a  complete range of integrated powering solutions.  Alpha Innovations Indústria E Comércio De Produtos Electrônicos Ltda. (Alpha Innovations Pty. Ltd.)  provides  manufacturing  and  technical  support  for  Alpha  products  in  the  industrial  and  telecommunications field.  Alpha Innovations Mexico S. de R.L. de C.V. (Alpha Innovations Mexico) provides end to end sales,  service and support to customers for a complete range of integrated powering solutions.  The  companies  operate  throughout  the  United  States,  as  well  as  provide  services  to  entities  in  foreign markets.  PRINCIPLES OF CONSOLIDATION The  accompanying  consolidated  financial  statements  include  the  accounts  of  Alpha  Technologies  Services,  Inc.,  its  wholly  owned  subsidiaries  Outback  Power  Technologies,  Inc.  Alpha  Alternative  Energy, Inc., Coppervale Enterprises, Inc., Alpha Broadband Services, Inc., NavSemi Energy Pte. Ltd.,  Alpha Technologies Pty. Ltd., Alpha Innovations Pty. Ltd. Alpha Innovations Mexico S. de R.L. de C.V.  7

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   (collectively  "the  company").  All  significant  intercompany  accounts  and  transactions  have  been  eliminated in consolidation.  USE OF ESTIMATES The preparation of financial statements in conformity with accounting principles generally accepted  in  the  United  States  of  America  requires  management  to  make  estimates  and  assumptions  that  affect  the  reported  amounts  of  assets  and  liabilities  and  disclosure  of  contingent  assets  and  liabilities  at  the  date  of  the  financial  statements  and  the  reported  amounts  of  revenues  and  expenses during the reporting period.  Actual results could differ from those estimates.  CONCENTRATIONS OF CREDIT RISK The  company  maintains  its  cash  in  bank  deposit  accounts  which,  at  times,  may  exceed  federally  insured limits. Additionally, the company maintains money market accounts which are not insured.  The  company  has  not  experienced  any  losses  in  such  accounts.  The  company  believes  it  is  not  exposed to any significant credit risk on cash.  The company grants credit to its customers, some of which are located in foreign markets.  Such  receivables are generally unsecured.  CASH MANAGEMENT The company reduces its cash balance when checks are disbursed. Due to the time delay in checks  clearing  the  bank,  the  company  may  maintain  a  negative  cash  balance  on  its  books,  which  is  reported  as  a  liability  in  the  accompanying  financial  statements.  Checks  issued  in  excess  of  bank  balance includes $950,032 and $600,270 of checks not yet presented for payment drawn in excess  of cash balances at December 31, 2017 and 2016, respectively.  INVENTORY The company adopted the provisions of FASB ASU 2015‐11, Inventory (Topic 330): Simplifying the  Measurement  of  Inventory.  The  provisions  of  ASU  2015‐11  require  inventory,  for  which  cost  is  measured using a method other than the LIFO or retail method, to be subsequently measured at the  lower  of  cost  or  net  realizable  value.  The  adoption  of  these  provisions  have  been  prospectively  applied and did not have a material impact on the accompanying financial statements.  Supplies and parts, solar panels and finished goods inventory is based on a physical count and stated  at the lower of cost, using a standard costing system, or net realizable value. Finished goods include  costs for direct labor, materials and allocated production overhead. Battery inventory is based on  physical  count  and  stated  at  the  lower  of  cost,  using  the  moving  average  cost  method,  or  net  realizable value.  DEPRECIATION AND AMORTIZATION Depreciation of property and equipment is provided on the straight‐line method using the following  estimated useful lives:  Solar power systems  25 years  Machinery and equipment  3‐7 years  Motor vehicles  3‐5 years  Furniture and office equipment  3 years  8

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements Leasehold improvements are being amortized using the straight‐line method over the lesser of the  estimated length of the related lease or estimated useful life of the asset.  Costs related to long‐term capital asset projects are recorded as assets under construction. Once the  underlying project is complete and the asset is placed in service, the costs will be depreciated.  INVESTMENTS The company owns a 10% membership interest in Silicon Energy, LLC. During 2016, the company  owned  a  2%  interest  in  Mojo  Networks,  Inc.  (formally  known  as  AirTight  Networks,  Inc.).  During  2017,  the  company  purchased  additional  stock  in  Mojo  Networks,  Inc.  for  $1,182,421  which  increased the company's interest in Mojo Networks, Inc. to 3.2205%.  These  investments  are  accounted  for  using  the  cost  method.  The  company  periodically  evaluates  their  investment  for  potential impairment. An impairment loss would be recognized as the amount by which the cost of  the investments exceeds the fair market value.  INTANGIBLE ASSETS Amortization  of  intangible  assets  is  provided  on  the  straight‐line  method  using  the  following  expected benefit period:  Non‐compete agreement  5 years  GOODWILL The excess of the purchase price over the fair market value of intangible assets, tangible assets and  assumed liabilities in a business combination is allocated to goodwill. Goodwill is analyzed upon the  occurrence of events or circumstances indicating that an impairment may exist. Impairment losses,  if any, are recorded in the consolidated statement of income as part of income from operations. The  company has adopted the provisions of FASB ASC 350‐20, Goodwill and Other. The provisions allow  for the company to assess qualitative factors to determine whether it is more likely than not that  evidence of goodwill impairment exists.  The company has adopted the accounting alternative provisions of FASB ASC 350‐20, Goodwill and  Other, relating to the subsequent measurement of goodwill. Under the alternative provisions of ASC  350‐20, goodwill is amortized on a straight‐line basis over the shorter of the estimated useful life or  ten years (Note 7). Goodwill is amortized on a straight‐line basis over ten years.  WARRANTIES The  company  records  a  liability  for  an  estimate  of  costs  that  it  expects  to  incur  under  its  basic  limited  warranty  when  product  revenue  is  recognized.  Factors  affecting  the  company's  warranty  liability include the number of units sold and historical and anticipated rates of claims and costs per  claim. The company periodically assesses the adequacy of its warranty liability based on changes in  these factors.  9

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   FOREIGN OPERATIONS The accounting records of NavSemi Energy Pte. Ltd. are maintained in the local currencies of the  Republic  of  India  (Rupee)  and  Singapore  (Singapore  dollar).  The  accounting  records  of  Alpha  Technologies Pty. Ltd. are maintained in the local currency of Australia  (AUD).  The  accounting  records  of  Alpha  Innovations  Pty.  Ltd.  are  maintained  in  the  local  currency  of  the  Federature  Republic of Brazil (Real). The accounting records of Alpha Innovations Mexico are maintained in the  local  currency  of  Mexico  (Peso).  Accounting  standards  require  the financial statements of these  foreign  subsidiaries,  be  remeasured  into  U.S.  dollars  (reporting  currency).  The  accompanying  financial  statements  include  amounts  attributable  to  the  foreign  subsidiaries  that  have  been  translated into U.S. dollars using an average annual exchange rate for the statement of income, the  exchange rate at December 31, 2017 and 2016 for the balance sheet, and the historical exchange  rate for equity transactions. Exchange gains and losses from remeasurement  into  the  reporting  currency are recognized as a component of other comprehensive income.  Foreign operations related to foreign subsidiaries consist of net sales equivalent to approximately  $10,946,000  and  $8,348,000  and  a  net  loss  of  approximately  $1,958,000  and  $1,292,000  for  the  years ended December 31, 2017 and 2016, respectively. Assets located outside of the United States  totaled approximately $9,967,000 and $7,104,000 at December 31, 2017 and 2016, respectively.  Foreign operations are subject to risks inherent in operating under  different  legal  systems  and  various  political  and  economic  environments.  Among  the  risks  are  changes  in  existing  tax  laws,  possible  limitations  on  foreign  investment  and  income  repatriation,  government  price  or  foreign  exchange controls and restrictions on currency exchange.  NON-CONTROLLING INTEREST Non‐controlling interest on the consolidated balance sheet, and consolidated statements of income  and  comprehensive  income  and  stockholder's  equity  and  comprehensive  income  represents  the  minority owner's proportionate share of equity and loss of NavSemi Energy Pte. Ltd. During 2016,  the  company  purchased  the  remaining  shares  of  NavSemi  Energy  Pte. Ltd. from the minority  stockholder (Note 20).  REVENUE RECOGNITION Revenue  for  the  sale  of  finished  goods,  batteries  and  certain  solar  panels  is  recognized  upon  shipment of products to customers when all significant contractual obligations have been satisfied  and  collection  is  reasonably  assured.  Service  and  repair  revenue is recorded as customers are  invoiced for work performed. Revenue from software licensing agreements is recognized over the  length of the contract, typically one to three years.  Revenue  from  utility  audits,  carbon  audits  and  other  energy  management  services  is  recognized  when earned which is when the company has persuasive evidence of an arrangement, services have  been  performed,  the  sales  price  has  been  fixed  or  determinable  and  collectability  is  reasonably  assured.  Revenues from fixed price contracts are recorded on the basis of management's estimates of the  percentage‐of‐completion  of  individual  contracts,  commencing  when  progress  reaches  a  point  where  experience  is  sufficient  to  estimate  final  results  with  reasonable  accuracy.  Management's  estimates  of  the  percentage‐of‐completion  of  individual  contracts are based primarily upon the  10

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   relationship of costs incurred to date compared with total estimated costs. Estimated total cost is a  significant  estimate  which  affects  the  recognition  of  contract  profit  or  loss  for  each  contract.  Changes in job performance, job conditions and estimated profitability  may  result  in  revisions  to  costs and revenues in the succeeding year. Because of the inherent uncertainties in estimating costs,  it is at least reasonably possible that the estimates used will change in the near term. Revisions in  cost and profit estimates during the course of the work are reflected in the accounting period in  which the facts which require the revisions become known. When it becomes apparent that a loss  on a contract will be incurred, the entire estimated loss is recorded. Work performed under fixed  price contracts are generally less than one year in duration.  Contract costs include all direct materials, subcontractor and labor costs, and those indirect costs  related to contract performance, such as equipment rental, supplies, tools and repairs. Included in  inventory are certain direct solar panel and product materials purchased but not yet installed and  charged to the job. General and administrative costs are charged to expense as incurred.  Unbilled receivables represent revenues earned in excess of amounts billed.  Deferred revenue represents amounts invoiced or collected in excess of revenues recognized.  FAIR VALUE OF FINANCIAL INSTRUMENTS The company estimates that the carrying amount of all financial instruments approximate fair value,  a Level 1 input under ASC 820.  SHIPPING AND HANDLING COSTS The  company  classifies  shipping  and  handling  as  operating  expenses  in  the  accompanying  consolidated financial statements. Total shipping and handling costs were approximately $2,160,000  and $2,816,000 for the years ended December 31, 2017 and 2016, respectively.  TAXES COLLECTED FROM CUSTOMERS AND REMITTED TO GOVERNMENTAL AUTHORITIES The company accounts for the collection and remittance of all taxes on a net basis. As a result, these  amounts are not reflected in the consolidated statement of income and comprehensive income.  NEW ACCOUNTING PRONOUNCEMENTS In May 2014, the FASB issued ASU 2014‐09, Revenue from Contracts with Customers. In general, this  standard  will  require  the  company  to  recognize  revenue  when  it  transfers  goods  or  services  to  customers  in  the  amount  of  anticipated  consideration  in  which  the  company  is  entitled.  This  standard  also  requires  additional  disclosure  requirements  that  result  in  the  company  providing  financial  statement  users  comprehensive  information  regarding  the  nature,  amount,  timing  and  uncertainty of revenue and cash flow from the company's contracts with customers. This standard  will  be  effective  for  the  calendar  year  ending  December  31,  2019  with  retrospective  application  required.  The  company  has  not  determined  the  impact  of  adopting  this  standard  on  the  accompanying financial statements.  In February 2016, the FASB issued ASU 2016‐02, Leases. In general, this standard requires a lessee to  record a right‐of‐use asset and a lease liability on the balance sheet for all leases with terms longer  than 12 months.  This standard will  be effective for the  calendar year ending December 31, 2020  with retrospective application required. The company has not determined the impact of adopting  this standard on the accompanying financial statements.  11

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   Note 2 - RECEIVABLES Receivables are stated at the amount management expects to collect from outstanding balances.  Management  provides  for  probable  uncollectible  amounts  through  a  charge  to  income  and  an  increase  in  the  valuation  allowance  based  on  its  assessment  of  the  current  status  of  individual  accounts.  Balances  that  are  still  outstanding  after  management  has  used  reasonable  collection  efforts  are  written  off  through  a  charge  to  the  valuation  allowance  and  a  reduction  of  accounts  receivable.   Receivables at December 31 consists of the following:  2017 2016 Receivables  $  60,543,592  $  50,368,695  Less allowance for doubtful accounts    (1,261,707)    (1,293,898)  Receivables, net  $  59,281,885  $  49,074,797    Amounts due from two customers comprise 68% and 49% of receivables at December 31, 2017 and  2016, respectively.  Note 3 - INVENTORY Inventory at December 31 consists of the following:  2017 2016 Batteries  $  6,896,504  $  5,692,626  Supplies and parts    6,441,587    5,806,588  Finished goods    2,095,203    795,498  Solar panels    311,853    208,760  Less allowance for inventory obsolescence    (1,053,000)    (1,346,501)  Total  $  14,692,147  $  11,156,971  Note 4 - CONTRACTS IN PROGRESS Information with respect to contracts in progress at December 31 is as follows:  2017 2016 Costs incurred on contracts in progress  $  32,233,972  $  40,194,892  Estimated gross profit    7,249,202    3,999,293  Earned revenue    39,483,174    44,194,185  Less billings to date    (35,351,382)    (40,012,607)  Unbilled receivables, net  $  4,131,792  $  4,181,578  12

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements

Backlog on contracts in progress was $21,646,329 and $12,520,270 at December 31, 2017 and 2016, respectively.

Note 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31 consists of the following:

		2017		2016
Solar power systems	$	**4,260,608**	$	4,260,608
Machinery and equipment		**3,792,265**		2,791,994
Leasehold improvements		**2,004,966**		1,990,354
Assets under construction		**693,593**		148,063
Motor vehicles		**650,434**		307,679
Furniture and office equipment		**552,973**		456,683
Total property and equipment, at cost		**11,954,839**		9,955,381
Less accumulated depreciation and amortization		**(4,863,375)**		(4,096,902)
Net property and equipment	$	**7,091,464**	$	5,858,479

The accompanying consolidated financial statements include depreciation expense of $680,932 and $589,322 related to property and equipment for the years ended December 31, 2017 and 2016, respectively. Depreciation and amortization expense related to property and equipment totaled $883,960 and $795,627 for the years ended December 31, 2017 and 2016, respectively.

Note 6 - INTANGIBLE ASSETS

Intangible assets at December 31 consist of the following:

		2017		2016
Non-compete agreement	$	**144,078**	$	-
Less accumulated amortization		**(7,722)**		-
Intangible assets, net	$	**136,356**	$	-

The company incurred amortization expense of $7,722 for the year ended December 31, 2017. Future estimated amortization expense related to intangible assets is as follows:

Year ending December 31,		
2018	$	28,816
2019		28,816
2020		28,816
2021		28,816
2022		21,092

13

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   Note 7 - GOODWILL The change in the carrying value of goodwill during the year ended December 31 is as follows:  2017 2016 Carrying value, beginning of period  $  9,938,345  $  11,552,303  Amortization expense    (1,613,958)    (1,613,958)  Carrying value, net, end of period  $  8,324,387  $  9,938,345    Goodwill at December 31 consists of the following:  2017 2016 Goodwill  $  16,139,567  $  16,139,567  Less accumulated amortization    (7,815,180)    (6,201,222)  Net goodwill  $  8,324,387  $  9,938,345    Future estimated amortization expense of goodwill is $1,613,958 for each of the next five years.  Note 8 - LINE OF CREDIT The company maintains a $15,000,000 revolving line of credit agreement with Bank of America, N.A.  which is based on eligible collateral. The interest rate was 3.06% at December 31, 2017 and varies at  the  LIBOR  Daily  Floating  Rate  plus  1.50%.  The  line  of  credit  matures  January  31,  2019  and  is  collateralized  by  substantially  all  company  assets.  The  outstanding  balance  was  $771,819  and  $8,104,499 at December 31, 2017 and 2016, respectively.  The  line  of  credit  includes  provisions  for  standby  letters  of  credit. The maximum amount of all  letters of credit, including any partial draws under the letters of credit, is limited to $3,000,000 and  have terms not to exceed 365 days beyond the maturity of the line of credit. There was $2,400,000  in letters of credit outstanding at December 31, 2016. There were no letters of credit outstanding at  December 31, 2017.  The  line  of  credit  agreement  contains  covenants  which  require  the  company  to  maintain  certain  financial ratios. The company was in compliance with the financial covenants at December 31, 2017.  Note 9 - WARRANTY PROVISION The company maintains a warranty provision on certain product sales for a maximum period of five  years from completion of the work. The company recognizes warranty expense for claims incurred  and estimated future claims. Approximate warranty costs at December 31 are as follows:  14

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements

		2017		2016
Balance, beginning of year	$	**948,000**	$	843,000
Claims paid during the year		**(193,000)**		(163,000)
Additional warranties issued		**126,000**		268,000
Balance, end of year	$	**881,000**	$	948,000

Note 10 - Long-term debt

Long-term debt at December 31 consists of the following:

		2017		2016
Note payable to Altair Advanced Industries, Inc., 6%, due in monthly installments of $201,351 including interest, matures March 2019 with option to extend for one additional year, unsecured	$	**2,715,964**	$	-
Less current portion		**(2,316,263)**		-
Long-term portion	$	**399,701**	$	-

Future payments to be made on long-term debt are as follows:

Year ending December 31,		Principal		Interest		Total
2018	$	2,316,263	$	99,949	$	2,416,212
2019		399,701		3,000		402,701
Total	$	2,715,964	$	102,949	$	2,818,913

Note 11 - Notes payable to related parties

Notes payable to related parties at December 31 consists of the following:

		2017		2016
Outback Power Technologies, Inc.				
Note payable to Alpha Technologies, Inc., 5%, interest payments due annually, principal and accrued interest due June 2019, unsecured, subordinated to Bank of America, N.A.	$	**10,000,000**	$	10,000,000
Coppervale Enterprises, Inc.				
Note payable to Alpha Technologies, Inc., 5%, interest payments due annually, principal and accrued interest due July 2019, unsecured, subordinated to Bank of America, N.A.		**400,000**		400,000

15

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements

NavSemi Energy Pte. Ltd.				
Revolving note payable to Alpha Technologies, Inc., 5%, maximum principal sum of $1,500,000 available at December 31, 2017, interest payments due annually, principal and accrued interest due December 2020, unsecured		**1,340,000**		425,000
Alpha Innovations Pty. Ltd.				
Notes payable to Alpha Technologies, Inc., 5%, interest payments due annually, principal and accrued interest due on maturity dates ranging from May 2018 to August 2019, unsecured		**4,425,833**		3,386,491
Alpha Innovations Mexico				
Revolving note payable to Alpha Technologies, Inc., 5%, maximum principal sum of $100,000 available at December 31, 2017, interest payments due annually, principal and accrued interest due November 2018, unsecured		**49,314**		-
Total notes payable to related parties		**16,215,147**		14,211,491
Less current portion		**(2,325,167)**		-
Long-term portion	**$**	**13,889,980**	$	14,211,491

The accompanying financial statements include interest payable of approximately $331,000 and $263,000 and interest expense of approximately $749,000 and $674,000 related to these notes for the years ended December 31, 2017 and 2016, respectively.

Future payments to be made on notes payable to related parties are as follows:

Year ending December 31,		Principal		Interest		Total
2018	$	2,325,167	$	746,844	$	3,072,011
2019		12,549,980		686,166		13,236,146
2020		1,340,000		67,000		1,407,000
Total	$	16,215,147	$	1,500,010	$	17,715,157

Subsequent to December 31, 2017, the maximum principal amount available under the NavSemi Energy Pte. Ltd. revolving note payable to Alpha Technologies, Inc. was increased to $2,250,000.

16

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   Note 12 - FEDERAL AND STATE TAXES ON INCOME The company has adopted the provisions of FASB ASC 740‐10, Income Taxes, relating to accounting  for uncertain tax positions.  ASC 740‐10 defines a recognition threshold and measurement process  for  accounting  for  uncertain  tax  positions  and  also  provides  guidance  on  various  related  matters  such as interest, penalties, derecognition and disclosures.  The company does not have any entity  level uncertain tax positions.  The company files income tax returns in the U.S. federal jurisdiction  and various state jurisdictions. The company is no longer subject to U.S. federal or state and local  income tax examinations by tax authorities for years before 2014.   The company utilizes the asset and liability method of accounting for deferred income taxes.  Under  this  method,  the  current  year  deferred  income  tax  expense  or  benefit  is  determined  by  the  net  change in the deferred tax liabilities or assets during the year.  The deferred tax liabilities or assets  are determined by comparison of the financial statement bases of all assets and liabilities to their  corresponding tax bases and applying enacted tax rates to these temporary differences.  The company has early adopted the provisions of FASB ASU 2015‐17, Income Taxes. The provisions  of ASU 2015‐17 simplified the presentation of deferred income taxes which required that deferred  tax liabilities and assets be classified as noncurrent in a classified balance sheet. The adoption of this  ASU was retrospectively applied. The adoption of this standard did not have a material impact on  the accompanying financial statements.  The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The law includes  significant changes to the U.S. corporate income tax system, including  a  federal  corporate  rate  reduction from 35% to 21% and a transition of U.S. International  taxation  from  a  worldwide  tax  system to a territorial tax system. As a result of the federal corporate rate reduction, the company  has  revalued  their  deferred  assets  and  liabilities  and  recorded  tax  expense  of  $226,000,  which  is  included in deferred tax expense (benefit) as of December 31, 2017. The company is in the process  of analyzing the final legislation and has not determined the impact of the transition tax on deemed  repatriation of deferred foreign income.  Financial statement bases and tax bases of assets differ due to the company utilizing accelerated  depreciation methods for tax purposes on certain assets which are being depreciated less rapidly for  financial  statement  purposes,  the  use  of  allowances  for  financial  statement  purposes,  and  other  timing differences.   These approximate temporary differences at December 31 are summarized as follows:  2017 2016 Deferred tax asset  Capital loss carryforwards, expiring in 2020  $  1,027,000  $  ‐  Difference  in  financial  statement  bases  of  goodwill  over tax bases    372,000    586,000  Financial statement inventory reserve    256,000    441,000  Financial statement allowance for doubtful accounts    222,000    444,000  Financial statement accrual of bonuses and vacation    160,000    332,000  17

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements     Financial statement warranty reserve    67,000    140,000  Financial statement deferred rent    36,000    81,000  Financial statement provision for losses on contracts in  progress    5,000    54,000  Total deferred tax asset    2,145,000    2,078,000  Less valuation allowance    (1,027,000)   ‐  Net deferred tax asset  $  1,118,000  $  2,078,000    Deferred tax liability       Excess  of  financial  statement  bases  of  property  and  equipment over tax bases    (751,000)    (1,172,000)  Total net deferred tax asset  $  367,000  $  906,000    Realization  of  the  deferred  tax  assets  is  dependent  on  generating  sufficient  taxable  income.  A  valuation allowance of $1,027,000 has been recorded based on management's evaluation that it is  more likely than not that the benefit from the capital loss carryforwards  will  not  be  realized.  Although realization is not assured, management believes, based upon available information, it is  more likely than not that the net deferred assets will be realized in the normal course of operations.  The amount of the net deferred tax asset considered realizable, however, could be reduced in the  near term if estimates of future income are reduced.  Federal and state income tax expense does not bear a normal relationship to income before taxes  primarily  due  to  the  effects  of  general  business  credits,  the  change  in  the  effective  rate  and  nondeductible items for federal income tax purposes.  Effective January 1, 2017, the company made a check the box election to classify NavSemi Energy  Pte. Ltd. as a disregarded entity and include the results of operations in the consolidated tax return.  Alpha Technologies Pty. Ltd., Alpha Innovations Pty. Ltd. and Alpha Innovations Mexico are treated  as controlled foreign corporations under the Internal Revenue Code. As such, each subsidiary pays  taxes in accordance with its local tax law.  Note 13 - REVENUE Two  customers  comprised  approximately  64%  of  the  company's  revenues  for  the  year  ended  December 31, 2017. Three customers comprised approximately 57% of the company's revenue for  the year ended December 31, 2016.  Note 14 - SUPPLIER CONCENTRATION The company obtained approximately 13% of its inventory purchases from one supplier during each  of  the  years  ended  December  31,  2017  and  2016.  Management  believes  other  suppliers  could  provide similar products on comparable terms. A change in suppliers, however, could cause a delay  in shipping and a possible loss of sales, which could affect operating results adversely.  18

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements

Note 15 - Lease Commitments

The company leases service depot facilities in Washington, Arizona, Florida, Georgia, New Jersey, and Texas and warehouse facilities in New Mexico, from various parties. The leases expire from October 2018 to March 2027. The leases currently call for combined monthly payments of approximately $88,000, with scheduled annual increases. The company is responsible for all expenses related to occupancy including taxes, insurance, utilities and maintenance.

Under the terms of the lease for facilities in Arlington, Washington, the company received $300,000 in rent abatement from February 2013 through September 2014. The lease also calls for scheduled rent increases. Accounting principles generally accepted in the United States of America require lease payments to be recognized on a straight-line basis over the term of the lease. The difference between the actual lease payments and the amount that is required to be recognized as expense is recorded as deferred rent on the consolidated balance sheet.

NavSemi Energy Pte. Ltd. leases office and warehouse facilities in Bangalore, India, under operating agreements expiring through April 2021. The leases currently call for combined monthly rental payments of approximately $8,000 with scheduled annual increases. The company is responsible for all expenses related to occupancy including taxes, insurance, utilities and maintenance.

During 2017, Alpha Innovations Mexico entered into an operating agreement to lease office space in Toluca, Mexico, expiring January 2020. The lease calls for monthly payments of approximately $1,000. The company is responsible for all expenses related to occupancy, including taxes, insurance, utilities and maintenance.

The company leases vehicles under noncancellable operating leases with terms ranging from 24 months to 48 months. The leases currently call for combined monthly payments of approximately $14,000.

The accompanying consolidated financial statements include total rent expense of approximately $1,547,000 and $1,741,000 relating to these leases for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments under noncancellable leases are as follows:

Year ending December 31,		
2018	$	1,497,691
2019		1,327,507
2020		1,126,847
2021		543,997
2022		190,162
Thereafter		618,175
Total	$	5,304,379

19

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   Note 16 - EMPLOYEE BENEFIT PLAN The company participates in a defined contribution profit‐sharing plan, including 401(k) provisions,  covering  qualified  employees  which  allows  for  contributions  by  the  company  and  voluntary  contributions  by  employees.  The  company  matches  50%  of  employee  contributions  to  the  plan  limited  to  a  match  of  $5,000  per  eligible  employee.  Employer  contributions  to  the  plan  were  approximately  $227,000  and  $237,000  for  the  years  ended  December  31,  2017  and  2016,  respectively.  Note 17 - RELATED PARTY TRANSACTIONS The company maintains the following service agreements with Alpha Technologies, Inc. (ATI) and  Comm/Net,  Inc.  (CNN)  for  general  management  support  and  product  management  support,  respectively, to the company:  a) Management  Support  Services  Agreement  between  ATI  and  Alpha  Technologies  Services,  Inc. effective as of July 1, 2000, and amended on January 8, 2016 with an effective date of  January 1, 2016.  b) Management Support Services between ATI and Outback Power Technologies, Inc. effective  as of July 13, 2010, and amended January 14, 2014 with an effective date of January 1, 2014.  c) Product Management Services Agreement between CNN and Alpha Technologies Services,  Inc. effective as of January 1, 2002, and amended January 8, 2016 with an effective date of  January 1, 2016.  d) Management  Support  Services  Agreement  between  ATI  and  Coppervale  Enterprises,  Inc.  effective as of January 1, 2010.  e) Management  support  services  agreement  between  ATI  and  Alpha  Innovations  Mexico  effective as of January 1, 2017.  The agreements continue for successive yearly terms. Either party may terminate the agreements at  any time upon 90 days written notice.  Total management fees paid during the year in relation to the above agreements were $22,450,865  and $17,071,708 for the years ended December 31, 2017 and 2016, respectively.  At December 31, 2017 and 2016, $486,305 and $489,857, respectively, is due from ATI and CNN and  is included in accounts receivable.  At December 31, 2017 and 2016, $19,874,141 and $11,566,156, respectively, is due to ATI and CNN  and is included in accounts payable.  During  the  years  ended  December  31,  2017  and  2016,  the  company  recorded  revenues  of  approximately $1,713,000 and $1,933,000, respectively, for services provided to Alphatec Ltd., the  stockholder.  At  December  31,  2017  and  2016,  $52,773  and  $262,595, respectively, is due from  Alphatec Ltd., and is included in accounts receivable.  20

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   During the year ended December 31, 2016, the company sold approximately $199,000 of equipment  to ATI.  These related party transactions are in the normal course of operations and are measured at the  exchange amount, which is the amount of consideration established and agreed to by the related  parties.  The  balances  outstanding  are  unsecured,  non‐interest  bearing have no stated terms of  repayment and have arisen as a result of services referred to above.  Note 18 - OTHER INCOME Between 2009 and 2013, the company completed the installation of several company‐owned solar  panel systems. These solar panel systems are considered renewable energy systems. Under federal  law, there are certain environmental credits associated with each kilowatt‐hour (kWh) of electricity  produced by the solar panel systems. Under the terms of the sale and installation agreements, the  company has assigned title and ownership of any and all environmental credits associated with the  solar  panel  systems  to  certain  utility  agencies  in  exchange  for  one  time  incentive  payments.  The  incentive payments related to the assignment of these rights totaled $83,655 and $79,196 in 2017  and  2016,  respectively.  Under  terms  of  the  sale  agreements,  the  company  must  maintain  and  operate the solar panel systems for 20 years. If the systems are not appropriately maintained, the  company could be charged penalties and damages by the utility agencies.  Note 19 - EMPLOYEE AGREEMENTS The  company  maintains  a  Supplemental  Executive  Bonus  Plan  (the  "plan")  for  key  employees.  Admittance into the plan is at management's discretion. Contributions to the plan are based on an  annual bonus amount that varies by participant (as defined in the plan) and subject to continued  employment  by  the  key  employee,  vesting  requirements  and  continuation  of  the  plan  at  the  discretion of the company. Contributions are paid out to participants following a five year vesting  period and before the due date of the company's federal income tax return. At December 31, 2017  and 2016, the deferred compensation liability related to this agreement was $90,000 and $308,000,  respectively  Note 20 - BUSINESS COMBINATIONS On December 2, 2016, Alpha Technologies Services, Inc. acquired 100% of the outstanding shares of  Coppervale  Enterprises,  Inc.,  a  company  incorporated  in  Washington  from  a  related  party.  The  purchase  price  was  $1,600,000  paid  at  closing.  The  acquisition  was  made  for  the  purpose  of  expanding current services to include energy‐related consulting services to their existing customer  base. The accompanying financial statements include the results of operations for the years ending  December 31, 2017 and 2016.  21

Alpha Technologies Services, Inc. Notes to Consolidated Financial Statements   The following is a condensed balance sheet showing the fair value of assets acquired and liabilities  assumed as of the beginning of the period, January 1, 2016:  Cash    $  86,907  Receivables      121,797  Accounts payable      (138,899)  Other current liabilities      (109,510)  Notes payable      (300,000)  Net liabilities assumed    $  (339,705)    A loss in the amount of  $1,939,705 was recognized as a result of the acquisition during the year  ended December 31, 2016.  On October 10, 2016, Alpha Technologies Services, Inc. acquired the remaining outstanding shares  of NavSemi Energy Pte. Ltd., The additional purchase price was $190,900 paid at closing. A loss of  $632,136 was recognized as a result of the acquisition.  Note 21 - CONTINGENCIES The company may be involved in various legal matters and subject to certain contingencies in the  normal course of business, some of which are covered by insurance. Management believes that the  outcome of any matters will not have a material impact on the company's financial position.  Note 22 - SUBSEQUENT EVENTS Effective April 10, 2018, NavSemi Energy Pte. Ltd. changed its name to Alpha Tech Energy Solutions  India Pte. Ltd.  Management  has  evaluated  subsequent  events  through  April  27,  2018,  the  date  the  financial  statements were available to be issued.  22